UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

TRICO MARINE SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-33402	72-1252405
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 203-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 6, 2010, Trico Marine Services, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2010, of revenues of $96 million, an operating loss of $18.5 million and adjusted EBITDA of negative $1.1 million, compared to prior quarter revenues of $151 million, an operating loss of $129.9 million and adjusted EBITDA of $3.5 million. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. For additional information regarding adjusted EBITDA as a non-GAAP financial measure, please see footnote 1 on the accompanying adjusted EBITDA Reconciliation table.

This Form 8-K and the accompanying press release include the non-generally accepted accounting principles, or non-GAAP, financial measure of adjusted EBITDA. The press release provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measure should not be considered as an alternative to the GAAP measure operating income (loss) or any other GAAP measure of liquidity or financial performance.

In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by Trico Marine Services, Inc. dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Suzanne B. Kean

Suzanne B. Kean
Vice President and General Counsel

 Dated: May 6, 2010

EXHIBIT INDEX

Exhibit
Index	Description

99.1	Press release issued by Trico Marine Services, Inc. dated May 6, 2010